CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Contingent Income Securities due 2018	$2,310,000	$315.08

February 2013 Pricing Supplement No. 613 Registration Statement No. 333-178081 Dated February 25, 2013 Filed pursuant to Rule 424(b)(2)
STRUCTURED INVESTMENTS
Opportunities in U.S. & International Equities
Contingent Income Securities due February 28, 2018
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets Index Fund
Unlike ordinary debt securities, the Contingent Income Securities due February 28, 2018, All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets Index Fund, which we refer to as the securities, do not provide for the regular payment of interest or guarantee the return of any principal at maturity.  Instead, the securities offer the opportunity for investors to earn a contingent monthly coupon but only if the closing level of each of the Russell 2000® Index  (the “RTY Index”) and the iShares® MSCI Emerging Markets Index Fund (the “EEM Shares”), on the applicable monthly determination date is at or above 55% of its respective initial level, which we refer to as the respective downside threshold level.  If the closing level of either underlying is less than the downside threshold level for such underlying on any determination date, you will not receive any contingent monthly coupon for that monthly period.  As a result, investors must be willing to accept the risk of not receiving any contingent monthly coupons during the entire five-year term of the securities.  At maturity, if the final level of each underlying is at or above its respective downside threshold level, investors will receive the stated principal amount of the securities and the contingent monthly coupon with respect to the final determination date.  However, if the final level of either underlying is less than the downside threshold level for such underlying, investors will be fully exposed to the decline in the underlying with the larger percentage decrease from its initial level to its final level, even if the other underlying has appreciated or has not declined as much.  In such a case, the payment at maturity will be less than 55% of the stated principal amount of the securities and could be zero.  Accordingly, investors may lose up to their entire initial investment in the securities.  Investors will not participate in any appreciation of the RTY Index or the EEM Shares.  Because all payments on the securities are based on the worst performing of the RTY Index and the EEM Shares, a decline beyond the downside threshold level of either underlying will result in few or no contingent coupon payments and/or a significant loss of your investment, even if the other underlying appreciates or has not declined as much.  The securities are for investors who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of losing their principal and the risk of receiving no contingent monthly coupon when either underlying on the related determination date closes below its respective downside threshold level.  The securities are senior unsecured obligations of Morgan Stanley, issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.  All payments on the securities are subject to the credit risk of Morgan Stanley.
FINAL TERMS
Issuer:	Morgan Stanley
Underlyings:	Russell 2000® Index (the “RTY Index”) and iShares® MSCI Emerging Markets Index Fund (the “EEM Shares”)
Aggregate principal amount:	$2,310,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	February 25, 2013
Original issue date:	February 28, 2013 (3 business days after the pricing date)
Maturity date:	February 28, 2018
Contingent monthly coupon:
A contingent coupon of $5.00 per stated principal amount (corresponding to a rate of 6.00% per annum) will be paid on the securities on each contingent coupon payment date but only if the closing level of each underlying is at or above its respective downside threshold level on the related determination date.
The contingent monthly coupon, if any, payable on each contingent payment date is fixed at $5.00 per stated principal amount, regardless of the number of actual days in such monthly period.
If, on any determination date, the closing level of either underlying is less than the downside threshold level for such underlying, we will pay no coupon for the applicable monthly period.  It is possible that one or both underlyings will remain below their respective downside threshold level(s) for extended periods of time or even throughout the entire 5-year term of the securities so that you will receive few or no contingent monthly coupons.

Payment at maturity:
If the final level of each underlying is greater than or equal to its respective downside threshold level: (i) the stated principal amount plus (ii) the contingent monthly coupon with respect to the final determination date
If the final level of either underlying is less than the downside threshold level for such underlying: (i) the stated principal amount multiplied by (ii) the underlying performance factor of the worst performing underlying.

Underlying performance factor:	With respect to each underlying: final level initial level
Worst performing underlying:	The underlying with the larger percentage decrease from the respective initial level to the respective final level
Downside threshold level:	With respect to the RTY Index: 492.712, which is 55% of the initial level of the RTY Index With respect to the EEM Shares: $23.485, which is 55% of the initial level of the EEM Shares
Initial level:
With respect to the RTY Index: 895.84, which is the closing level of the RTY index on the pricing date
With respect to the EEM Shares: $42.70, which is the closing level of the EEM Shares on the pricing date

Final level:	With respect to the RTY Index, the closing level of the RTY index on the final determination date With respect to the EEM Shares, the closing level of the EEM shares on the final determination date
Closing level:
On any particular date:
With respect to the RTY Index, the index closing value of the RTY Index on such date
With respect to the EEM Shares, the closing price of one share of the EEM Shares times the then-current adjustment factor on such date

Adjustment factor:	1.0, subject to adjustment in the event of certain events affecting the EEM Shares
Determination dates:
The third scheduled business day prior to the related scheduled contingent payment date.  The determination dates are subject to postponement due to non-index business days, non-trading days or certain market disruption events.  See “Postponement of determination dates” below.

Contingent payment dates:
The 28th day of each month, beginning March 28, 2013, subject to postponement due to non-index business days, non-trading days or certain market disruption events.  See “Postponement of contingent payment dates and maturity date” below.

CUSIP / ISIN:	61761JDD8 / US61761JDD81
Listing:	The securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly-owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to issuer
Per security	$1,000	$30	$970
Total	$2,310,000	$69,300	$2,240,700
(1)
Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC (“MS & Co.”), a fixed sales commission of $30 for each security they sell.  See “Supplemental information regarding plan of distribution; conflicts of interest.”  For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 4.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement or the accompanying prospectus supplement, index supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.
You should read this pricing supplement together with the related prospectus supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below.  Please also see “Additional Information About the Securities” at the end of this pricing supplement.

Prospectus Supplement dated November 21, 2011
Index Supplement dated November 21, 2011	Prospectus dated November 21, 2011

Contingent Income Securities due February 28, 2018
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets Index Fund

Investment Summary

The Contingent Income Securities due February 28, 2018, All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets Index Fund, which we refer to as the securities, do not provide for the regular payment of interest and instead will pay a contingent monthly coupon but only if the closing level of each of the RTY Index and the EEM Shares (which we refer to individually as an “underlying” and together as the “underlyings”) is at or above 55% of its respective initial level, which we refer to as the respective downside threshold level, on the related determination date.  If the closing level of either underlying is less than the downside threshold level for such underlying on any determination date, we will pay no coupon for the related monthly period.  It is possible that the closing level of one or both underlyings will remain below their respective downside threshold level(s) for extended periods of time or even throughout the entire 5-year term of the securities so that you will receive few or no contingent monthly coupons.  We refer to the coupon on the securities as contingent, because there is no guarantee that you will receive a coupon payment on any contingent coupon payment date.  Even if an underlying were to be at or above its downside threshold level on some monthly determination dates, it may fluctuate below the downside threshold level on others.  In addition, even if one underlying were to be at or above the downside threshold level for such underlying on all monthly determination dates, you will receive a contingent monthly coupon only with respect to the determination dates on which the other underlying is also at or above the downside threshold level for such underlying, if any.

If the final level of each underlying is at or above its respective downside threshold level, the payment at maturity will be the sum of the stated principal amount and the contingent monthly coupon with respect to the final determination date.  However, if the final level of either underlying is less than the downside threshold level for such underlying, investors will be fully exposed to the decline in the worst performing underlying over the term of the securities on a 1 to 1 basis, and will receive an amount of cash that is significantly less than the stated principal amount, in proportion to the decline in the worst performing underlying.  Under this scenario, the value of any such payment will be less than 55% of the stated principal amount of the securities and could be zero.  Investors in the securities must be willing to accept the risk of losing their entire principal amount and also the risk of not receiving any contingent monthly coupons.  In addition, investors will not participate in any appreciation of either underlying.

Maturity:	5 years
Contingent monthly coupon:
A contingent coupon of $5.00 per stated principal amount (corresponding to a rate of 6.00% per annum) will be paid on the securities on each contingent coupon payment date but only if the closing level of each underlying is at or above its respective downside threshold level on the related determination date.

The contingent monthly coupon, if any, payable on each contingent payment date is fixed at $5.00 per stated principal amount, regardless of the number of actual days in such monthly period.

If, on any determination date, the closing level of either underlying is less than the downside threshold level for such underlying, we will pay no coupon for the applicable monthly period.  It is possible that one or both underlyings will remain below their respective downside threshold level(s) for extended periods of time or even throughout the entire 5-year term of the securities so that you will receive few or no contingent monthly coupons.

Payment at maturity:
If the final level of each underlying is greater than or equal to its respective downside threshold level: (i) the stated principal amount plus (ii) the contingent monthly coupon with respect to the final determination date

If the final level of either underlying is less than the downside threshold level for such underlying: (i) the stated principal amount multiplied by (ii) the underlying performance factor of the worst performing underlying.  Under these circumstances, you will lose a significant portion or all of your investment.

Morgan Stanley clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

February 2013	Page 2

Contingent Income Securities due February 28, 2018
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets Index Fund

Key Investment Rationale

The securities do not guarantee any repayment of principal at maturity and offer investors an opportunity to earn a contingent monthly coupon corresponding to 6.00% per annum of the stated principal amount but only if the closing level of each underlying on any applicable monthly determination date is at or above 55% of its initial level.  The payment at maturity will vary depending on the final levels of both underlyings, as illustrated below.

Upside Scenario: A contingent monthly coupon is paid for some or all monthly periods and you receive your principal back at maturity
This scenario assumes that the each of the underlyings closes at or above its respective downside threshold level on some or all of the monthly determination dates, including the final determination date.  Investors receive the contingent monthly coupon with respect to each such determination date (including the final determination date) and the stated principal amount at maturity.  Investors will not participate in any appreciation in the value of either underlying from the initial level, and the return on the securities will be limited to the contingent monthly coupons, if any, that are paid on the securities.

Downside Scenario: No contingent monthly coupon is paid during the term of the securities, or the contingent monthly coupon is paid for only a limited number of monthly periods, and your payment at maturity is exposed to the negative performance of the worst performing underlying

This scenario assumes that either of the underlyings closes below the downside threshold level for such underlying on all or nearly all of the monthly determination dates, including the final determination date.  In this scenario, investors receive few or no contingent monthly coupons.  At maturity, because one or both of the underlyings closes below its respective downside threshold level on the final determination date, investors do not receive the contingent monthly coupon for the last monthly period and receive a payment based on the negative performance of the worst performing underlying over the term of the securities.  This amount will be less than 55% of the stated principal amount of the securities and could be zero.

February 2013	Page 3

Contingent Income Securities due February 28, 2018
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets Index Fund

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities.  For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying index supplement and prospectus.  You should also consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪
You are exposed to the price risk of both underlyings, with respect to both the contingent monthly coupons, if any, and the payment at maturity, if any.  Your return on the securities it not linked to a basket consisting of both underlyings.  Rather, it will be contingent upon the independent performance of each underlying.  Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlyings.  Poor performance by either of the underlyings over the term of the securities may negatively affect your return and will not be offset or mitigated by a positive performance by the other underlying.  To receive any contingent monthly coupons, each underlying must close at or above its respective downside threshold level on the applicable determination date.  In addition, if either underlying has declined to below its respective downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying over the term of the securities on a 1 to 1 basis, even if the other underlying has appreciated.  Under this scenario, the value of any such payment will be less than 55% of the stated principal amount and could be zero.  Accordingly, your investment is subject to the price risk of both underlyings.

▪
The securities do not guarantee the return of any principal.  The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity.  Instead, if the final level of either underlying is less than its downside threshold level, you will be fully exposed to the decline in the worst performing underlying over the term of the securities on a 1 to 1 basis, and you will receive for each security that you hold at maturity an amount of cash that is significantly less than the stated principal amount, in proportion to the decline in the worst performing underlying over the term of the securities.  The amount of cash you receive at maturity in such a scenario will be less than 55% of the stated principal amount and could be zero.

▪
Because the securities are linked to the performance of the worst performing of the underlyings, you are exposed to greater risks of no contingent monthly coupons and sustaining a significant loss on your investment than if the securities were linked to just the RTY Index or just the EEM Shares.  The risk that you will not receive any contingent monthly coupons, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to just the performance of the RTY Index or just EEM Shares.  With two underlyings, it is more likely that either underlying will close below the downside threshold level for such underlying on the determination dates, including the final determination date, than if the securities were linked to only one of the underlyings, and therefore it is more likely that you will not receive any contingent monthly coupons and that you will suffer a significant loss on your investment.

▪
You will not receive any contingent monthly coupon for any monthly period where the closing level for either underlying on the related determination date is less than its respective downside threshold level.  You will receive a contingent monthly coupon with respect to a monthly period only if the closing level of each underlying on the related determination date is greater than or equal to its respective downside threshold level of 55% of the initial level for each underlying.  If the closing level for either underlying remains below the downside threshold level on each determination date over the term of the securities, you will not receive any contingent monthly coupons.

▪
Investors will not participate in any appreciation in the value of either underlying.  Investors will not participate in any appreciation in the value of either underlying from the initial level, and the return on the securities will be limited to the contingent monthly coupons, if any, that are paid on the securities.  For example, if on the final determination date, both underlyings have appreciated 25% from the initial level, the payment at maturity would be limited to the stated principal amount of $1,000 and the contingent monthly coupon.  Under this scenario, although both underlyings have substantially increased, your payment at maturity is not correspondingly increased, and at maturity the securities provide for only the payment of your initial investment and the contingent monthly coupon.

February 2013	Page 4

Contingent Income Securities due February 28, 2018
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets Index Fund

▪
The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities.  You are dependent on Morgan Stanley’s ability to pay all amounts due on the securities on each contingent payment date or at maturity, and therefore you are subject to the credit risk of Morgan Stanley.  The securities are not guaranteed by any other entity.  If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness.  Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.

▪
The contingent monthly coupon, if any, is paid on a monthly basis and is based solely on the closing levels of the underlyings on the specified determination dates.  Whether the contingent monthly coupon will be paid with respect to a determination date will be based on the closing levels on such date.  As a result, you will not know whether you will receive the contingent monthly coupon until the related determination date.  Moreover, because the contingent monthly coupon is based solely on the closing levels on a specific determination date, if either such closing level is less than the downside threshold level for its respective underlying, you will not receive any contingent monthly coupon with respect to such determination date, even if the closing level of such underlying was higher on other days during the term of the securities, and even if the closing level of the other underlying is greater than or equal to its downside threshold level.

▪
There are risks associated with investments in securities linked to the value of foreign (and especially emerging markets) equity securities.  The EEM Shares track the performance of the MSCI Emerging Markets Index, which is linked to the value of foreign (and especially emerging markets) equity securities.  Investments in securities linked to the value of any foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.  The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.  In addition, the stocks included in the MSCI Emerging Markets Index and that are generally tracked by the EEM Shares have been issued by companies in various emerging markets countries, which pose further risks in addition to the risks associated with investing in foreign equity markets generally.  Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries.  The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates.  Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.  Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

▪
The securities are subject to currency exchange rate risk.  Because the price of the EEM Shares is related to the U.S. dollar value of stocks underlying the iShares® MSCI Emerging Markets Index Fund, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade.  Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region.  An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each currency.  If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the MSCI Emerging Markets Index, the price of the EEM Shares will be adversely affected and the payment at maturity on the securities may be adversely affected by the decline in price of the EEM Shares.

Of particular importance to potential currency exchange risk are:

February 2013	Page 5

Contingent Income Securities due February 28, 2018
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets Index Fund

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments; and

•	the extent of governmental surpluses or deficits in the countries represented in the MSCI Emerging Markets Index and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the MSCI Emerging Markets Index and the United States and other countries important to international trade and finance.

▪
The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies.  The Russell 2000® Index, an underlying, consists of stocks issued by companies with relatively small market capitalization.  These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the RTY Index may be more volatile than that of indices that consist of stocks issued by large-capitalization companies.  Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded.  In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel.  Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

▪
The market price will be influenced by many unpredictable factors.  Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market.  We expect that generally the level of interest rates available in the market and the value of the underlyings on any day, particularly in relation to their respective downside threshold levels, will affect the value of the securities more than any other factors.  Other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of the underlyings,

o	whether the closing levels of either or both underlyings are currently or have been below their respective downside threshold levels on any determination date,

o
geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlyings or securities markets generally and which may affect the values of the underlyings,

o	dividend rates on the securities underlying the RTY Index or EEM Shares,

o	the exchange rates of the U.S. dollar relative to the currencies in which the stocks underlying the MSCI Emerging Markets Index trade,

o	the occurrence of certain events affecting the EEM Shares that may or may not require an adjustment to the adjustment factor,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the composition of the underlyings and any changes in the constituent stocks of the underlyings, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity.  For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the value of either underlying at the time of sale is below its downside threshold level or if market interest rates rise.

February 2013	Page 6

Contingent Income Securities due February 28, 2018
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets Index Fund

You cannot predict the future performance of either underlying based on its historical performance. The value of either underlying may decrease and be below its respective downside threshold level on each determination date so that you will receive no contingent monthly coupons and will lose a significant portion or all of your investment.  There can be no assurance that the closing level of either underlying will be at or above its respective downside threshold level on any determination date so that you will receive any contingent monthly coupon during the term of the securities and not suffer a significant loss on your investment.  See “Russell 2000® Index Overview” and “iShares® MSCI Emerging Markets Index Fund Overview” below.

▪
Adjustments to the EEM Shares or the index tracked by the EEM Shares could adversely affect the value of the securities.  The investment adviser to the iShares® MSCI Emerging Markets Index Fund, BlackRock Fund Advisors (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index.  Pursuant to its investment strategy or otherwise, the Investment Adviser may add, delete or substitute the stocks composing the iShares® MSCI Emerging Markets Index Fund. Any of these actions could adversely affect the price of the EEM Shares and, consequently, the value of the securities.  MSCI Inc. (“MSCI”) is responsible for calculating and maintaining the MSCI Emerging Markets Index.  MSCI may add, delete or substitute the stocks constituting the MSCI Emerging Markets Index or make other methodological changes that could change the value of the MSCI Emerging Markets Index.  MSCI may discontinue or suspend calculation or publication of the MSCI Emerging Markets Index at any time.  In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued EEM Shares and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.  Any of these actions could adversely affect the price of the EEM Shares and the value of the securities.

▪
Adjustments to the RTY Index could adversely affect the value of the securities.  The publisher of the RTY Index may add, delete or substitute the component stocks of the RTY Index or make other methodological changes that could change the value of the RTY Index.  Any of these actions could adversely affect the value of the securities.  The publisher of the RTY Index may also discontinue or suspend calculation or publication of the RTY Index at any time.  In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index.  MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates.  If MS & Co. determines that there is no appropriate successor index on any determination date, the determination of whether the contingent monthly coupon will be payable on the securities on the applicable contingent payment date or the determination of the payment at maturity, as applicable, will be based on whether the value of the RTY Index based on the closing prices of the stocks constituting the RTY Index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating the RTY Index last in effect prior to such discontinuance is less than applicable downside threshold level.

▪
The antidilution adjustments the calculation agent is required to make do not cover every event that can affect the EEM Shares.  MS & Co., as calculation agent, will adjust the adjustment factor for the EEM Shares for certain events affecting the underlying shares, such as stock splits and stock dividends.  However, the calculation agent will not make an adjustment for every event or every distribution that could affect the underlying shares.  If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.  The determination by the calculation agent to adjust, or not to adjust, the adjustment factor may materially and adversely affect the market price of the securities.

▪
The EEM Shares and the MSCI Emerging Markets Index are different. The performance of the EEM Shares may not exactly replicate the performance of the MSCI Emerging Markets Index because the iShares® MSCI Emerging Markets Index Fund will reflect transaction costs and fees that are not included in the calculation of the MSCI Emerging Markets Index.  It is also possible that the iShares® MSCI Emerging Markets Index Fund may not fully replicate, or may in certain circumstances diverge significantly from, the performance of the MSCI Emerging Markets Index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in this fund, differences in trading hours between the iShares® MSCI Emerging Markets Index Fund and the MSCI Emerging Markets Index or due to other circumstances.  The iShares® MSCI Emerging Markets Index Fund generally invests at least 90% of its assets in securities of the MSCI Emerging Markets Index and in depositary receipts representing securities in the

February 2013	Page 7

Contingent Income Securities due February 28, 2018
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets Index Fund

MSCI Emerging Markets Index.  The iShares® MSCI Emerging Markets Index Fund may invest the remainder of its assets in securities not included in the MSCI Emerging Markets Index but which the Investment Adviser believes will help the iShares® MSCI Emerging Markets Index Fund track the MSCI Emerging Markets Index, and in futures contracts, options on futures contracts, options and swaps as well as cash and cash equivalents, including shares of money market funds advised by the Investment Adviser.

▪
Not equivalent to investing in the RTY Index or the EEM Shares.  Investing in the securities is not equivalent to investing in the RTY Index, the EEM Shares, or their component stocks.  Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the underlyings, and investors will not participate in any appreciation of the underlyings over the term of the securities.

▪
The securities will not be listed on any securities exchange and secondary trading may be limited.  The securities will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the securities.  MS & Co. may, but is not obligated to, make a market in the securities.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.  Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were not to make a market in the securities, it is likely that there would be no secondary market for the securities.  Accordingly, you should be willing to hold your securities to maturity.

▪
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase the securities at any time in secondary market transactions will likely be significantly lower than the original issue price, since secondary market prices are likely to exclude commissions paid with respect to the securities and the cost of hedging our obligations under the securities that are included in the original issue price.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions.  Our subsidiaries may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return under the terms of the securities or in any secondary market transaction.  In addition, any secondary market prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

▪
Hedging and trading activity by our subsidiaries could potentially affect the value of the securities.  One or more of our subsidiaries have carried out, and will continue to carry out, hedging activities related to the securities (and to other instruments linked to the underlyings and their component stocks), including trading in the stocks that constitute the underlyings as well as in other instruments related to the underlyings.  Some of our subsidiaries also trade the stocks that constitute the underlyings and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could have increased the initial level of one or both underlyings and, as a result, could have increased one or both downside threshold levels, which is the value at or above which each of the underlyings must close on each determination date in order for you to earn a contingent monthly coupon and avoid being exposed to the negative performance of the worst performing underlying at maturity.  Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of the underlyings on the determination dates and accordingly, the payout to you at maturity and whether we pay a contingent monthly coupon on the securities.

▪
The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities.  As calculation agent, MS & Co. has determined the initial levels and the downside threshold levels, and will determine the closing levels on each determination date, including the final levels, whether the contingent monthly coupon will be paid on each contingent payment date, whether a market disruption event has occurred, whether an event requiring an antidilution adjustment has occurred, and the payment that you will receive at maturity, if any.  Any of these determinations made by MS & Co. in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor index or calculation of the closing level in the event of a market disruption event, or discontinuance of an underlying and any adjustments to the adjustment factor, may adversely affect the payout to you at maturity and whether we pay a contingent monthly coupon.

February 2013	Page 8

Contingent Income Securities due February 28, 2018
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets Index Fund

▪
The U.S. federal income tax consequences of an investment in the securities are uncertain.  There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Provisions—Tax considerations” in this pricing supplement concerning the U.S. federal income tax consequences of an investment in the securities.  We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a contingent monthly coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting.  We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein.  If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein.  For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments.  In that event, U.S. Holders could be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income.  Because a security provides for the return of principal except where either underlying has declined below the downside threshold level, the risk that a security would be recharacterized, for U.S. federal income tax purposes, as a debt instrument is higher than with other equity-linked securities that do not contain similar provisions. Non-U.S. Holders should note that we currently intend to withhold on any contingent monthly coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors  should be subject to withholding tax.  Both U.S. and Non-U.S. Holders (as defined below) should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

February 2013	Page 9

Contingent Income Securities due February 28, 2018
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets Index Fund

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent monthly coupon is paid with respect to a determination date and how to calculate the payment at maturity. The following examples are for illustrative purposes only.  Whether you receive a contingent monthly coupon will be determined by reference to the worst performing of the RTY Index and EEM Shares on each monthly determination date and the amount you will receive at maturity, if any, will be determined by reference to the worst performing underlying on the final determination date.  The actual initial level and downside threshold level for each underlying are set forth on the cover page of this document.  All payments on the securities, if any, are subject to the credit risk of Morgan Stanley.  The below examples are based on the following terms:

Contingent Monthly Coupon:
6.00% per annum (corresponding to $5 per month)
With respect to each contingent payment date, a contingent monthly coupon is paid but only if the closing level of each underlying is at or above its respective downside threshold level on the related determination date.

Payment at Maturity
If the final level of each underlying is at or above its respective downside threshold level: (i) the stated principal amount plus (ii) the contingent monthly coupon with respect to the final determination date

If the final levels of either underlying is less than the downside threshold level for such underlying: (i) the stated principal amount multiplied by (ii) the underlying performance factor of the worst performing underlying.

Stated Principal Amount:	$1,000
Hypothetical Initial Level:	With respect to the RTY Index: 900 With respect to the EEM Shares: $44
Hypothetical Downside Threshold Level:	With respect to the RTY Index: 495, which is 55% of the hypothetical initial level for such index With respect to the EEM Shares: $24.20, which is 55% of the hypothetical initial level for such shares

How to determine whether a contingent monthly coupon is payable with respect to a determination date

	Closing Level		Contingent Monthly Coupon
	RTY Index	EEM Shares
Hypothetical Determination Date 1	950 (at or above downside threshold level)	$40 (at or above downside threshold level)	$5
Hypothetical Determination Date 2	450 (below downside threshold level)	$38 (at or above downside threshold level)	$0
Hypothetical Determination Date 3	920 (at or above downside threshold level)	$20 (below downside threshold level)	$0
Hypothetical Determination Date 4	400 (below downside threshold level)	$18 (below downside threshold level)	$0

On hypothetical determination date 1, both the RTY Index and EEM Shares close at or above their respective downside threshold levels. Therefore a contingent monthly coupon of $5 is paid on the relevant contingent payment date.

February 2013	Page 10

Contingent Income Securities due February 28, 2018
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets Index Fund

On each of the hypothetical determination dates 2 and 3, one underlying closes at or above its downside threshold level but the other underlying closes below its downside threshold level. Therefore, no contingent monthly coupon is paid on the relevant contingent payment date.

On hypothetical determination date 4, both underlyings close below their respective downside threshold levels and accordingly no contingent monthly coupon is paid on the relevant contingent payment date.

You will not receive a contingent monthly coupon on any contingent payment date if the closing level of either underlying is below its respective downside threshold level on the related determination date.

How to calculate the payment at maturity:

	Final Level		Payment at Maturity
	RTY Index	EEM Shares
Example 1:	800 (at or above downside threshold level)	$40 (at or above downside threshold level)	$1,005 (the stated principal amount plus the contingent monthly coupon with respect to the final determination date)
Example 2:	450 (below downside threshold level)	$38 (at or above downside threshold level)	$1,000 x underlying performance factor of the lesser performing underlying = $1,000 x (450/ 900) = $500
Example 3:	750 (at or above downside threshold level)	$17.60 (below downside threshold level)	$1,000 x ($17.60 / $44) = $400
Example 4:	450 (below downside threshold level)	$17.60 (below downside threshold level)	$1,000 x ($17.60 / $44) = $400
Example 5:	270 (below downside threshold level)	$17.60 (below downside threshold level)	$1,000 x (270 / 900) = $300

In example 1, the final levels of both the RTY Index and EEM Shares are at or above their respective downside threshold levels. Therefore, investors receive at maturity the stated principal amount of the securities and the contingent monthly coupon with respect to the final determination date.

In examples 2 and 3, the final level of one underlying is at or above its downside threshold level but the final level of the other underlying is below its downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity and receive at maturity an amount equal to the stated principal amount times the underlying performance factor of the worst performing underlying.

Similarly, in examples 4 and 5, the final levels of both underlyings are below their respective downside threshold levels, and investors receive at maturity an amount equal to the stated principal amount times the underlying performance factor of the worst performing underlying. In example 4, the RTY Index has declined 50% from its initial level to its final level, while the EEM Shares have declined 60% from their initial level to their final level. Therefore, the payment at maturity equals the stated principal amount times the underlying performance factor of the EEM Shares, which is the worst performing underlying in this example.  In example 5, the RTY Index has declined 70% from its initial level to its final level, while the EEM Shares have declined 60% from their initial level. Therefore the payment at maturity equals the stated principal amount times the underlying performance factor of the RTY Index, which is the worst performing underlying in this example.

If the final level of EITHER underlying is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying at maturity, and your payment at maturity will be less than $550 per security and could be zero.

February 2013	Page 11

Contingent Income Securities due February 28, 2018
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets Index Fund

Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by Russell Investments, and measures the composite price performance of stocks of 2,000 companies (the “Russell 2000 Component Stocks”) incorporated in the U.S. and its territories.  All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index.  The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market.  The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index.  The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market.  For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.

Information as of market close on February 25, 2013:

Bloomberg Ticker Symbol:	RTY
Current Index Value:	895.84
52 Weeks Ago:	826.92
52 Week High (on 2/19/2013):	932.00
52 Week Low (on 6/4/2012):	737.24

For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.

The following graph sets forth the daily closing values of the RTY Index for the period from January 1, 2008 through February 25, 2013.  The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the RTY Index for each quarter in the same period.  The closing value of the RTY Index on February 25, 2013 was 895.84.  We obtained the information in the table below from Bloomberg Financial Markets, without independent verification.  The historical values of the RTY Index should not be taken as an indication of future performance, and no assurance can be given as to the level of the RTY Index on any determination date.

RTY Index Daily Closing Values January 1, 2008 to February 25, 2013

* The black dashed line in the graph indicates the downside threshold level of 492.712, which is 55% of the initial level.

February 2013	Page 12

Contingent Income Securities due February 28, 2018
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets Index Fund

Russell 2000® Index	High	Low	Period End
2008
First Quarter	745.01	643.97	687.97
Second Quarter	763.27	686.07	689.66
Third Quarter	754.38	657.72	679.58
Fourth Quarter	671.59	385.31	499.45
2009
First Quarter	514.71	343.26	422.75
Second Quarter	531.68	429.16	508.28
Third Quarter	620.69	479.27	604.28
Fourth Quarter	634.07	562.40	625.39
2010
First Quarter	690.30	586.49	678.64
Second Quarter	741.92	609.49	609.49
Third Quarter	677.64	590.03	676.14
Fourth Quarter	792.35	669.45	783.65
2011
First Quarter	843.55	773.18	843.55
Second Quarter	865.29	777.20	827.43
Third Quarter	858.11	643.42	644.16
Fourth Quarter	765.43	609.49	740.92
2012
First Quarter	846.13	747.28	830.30
Second Quarter	840.63	737.24	798.49
Third Quarter	864.70	767.75	837.45
Fourth Quarter	852.49	769.48	849.35
2013
First Quarter (through February 25, 2013)	932.00	872.60	895.84

License Agreement between Russell Investments and Morgan Stanley

The “Russell 2000® Index” is a trademark of Russell Investments and has been licensed for use by Morgan Stanley.  For more information, see “Russell 2000® Index—License Agreement between Russell Investments and Morgan Stanley” in the accompanying index supplement.

February 2013	Page 13

Contingent Income Securities due February 28, 2018
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets Index Fund

iShares® MSCI Emerging Markets Index Fund Overview

The iShares® MSCI Emerging Markets Index Fund is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index.  The iShares® MSCI Emerging Markets Index Fund is managed by iShares®, Inc. (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets Index Fund.  Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at.www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the iShares® MSCI Emerging Markets Index Fund is accurate or complete.

Information as of market close on February 25, 2013:

Bloomberg Ticker Symbol:	EEM	52 Week High (on 1/2/2013):	$45.20
Current Share Price:	$42.70	52 Week Low (on 6/1/2012):	$36.68
52 Weeks Ago:	$44.17

The following graph sets forth the daily closing values of the EEM Shares for the period from January 1, 2008 through February 25, 2013.  The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the EEM Shares for each quarter in the same period.  The closing price of the EEM Shares on February 25, 2013 was $42.70.  We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the EEM Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the EEM Shares on any determination date.

Shares of the iShares® MSCI Emerging Markets Index Fund Daily Closing Prices, January 1, 2008 to February 25, 2013

* The black dashed line in the graph indicates the downside threshold level of $23.485, which is 55% of the initial level.

February 2013	Page 14

Contingent Income Securities due February 28, 2018
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets Index Fund

iShares® MSCI Emerging Markets Index Fund (CUSIP 61759G182)	High ($)	Low ($)	Period End ($)
2008
First Quarter	50.37	42.17	44.79
Second Quarter	51.70	44.43	45.19
Third Quarter	44.43	31.33	34.53
Fourth Quarter	33.90	18.22	24.97
2009
First Quarter	27.09	19.94	24.81
Second Quarter	34.64	25.65	32.23
Third Quarter	39.29	30.75	38.91
Fourth Quarter	42.07	37.56	41.50
2010
First Quarter	43.22	36.83	42.12
Second Quarter	43.98	36.16	37.32
Third Quarter	44.77	37.59	44.77
Fourth Quarter	48.58	44.77	47.62
2011
First Quarter	48.69	44.63	48.69
Second Quarter	50.21	45.50	47.60
Third Quarter	48.46	34.95	35.07
Fourth Quarter	42.80	34.36	37.94
2012
First Quarter	44.76	38.23	42.94
Second Quarter	43.54	36.68	39.19
Third Quarter	42.37	37.42	41.32
Fourth Quarter	44.35	40.14	44.35
2013
First Quarter (through February 25, 2013)	45.20	42.70	42.70

February 2013	Page 15

Contingent Income Securities due February 28, 2018
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets Index Fund

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this pricing supplement.

Additional Provisions:
Underlying index publisher:	With respect to the RTY Index, Russell Investments
Share underlying index:	With respect to the EEM Shares, MSCI Emerging Markets IndexSM
Share underlying index publisher:	With respect the EEM Shares, MSCI Inc.
Denominations:	$1,000 per security and integral multiples thereof
Book entry security or certificated security:
Book entry.  The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the depositary and will be registered in the name of a nominee of the depositary.  The depositary’s nominee will be the only registered holder of the securities.  Your beneficial interest in the securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in the depositary.  In this pricing supplement, all references to payments or notices to you will mean payments or notices to the depositary, as the registered holder of the securities, for distribution to participants in accordance with the depositary’s procedures.  For more information regarding the depositary and book entry notes, please read “The Depositary” in the accompanying prospectus supplement and “Forms of Securities—Global Securities—Registered Global Securities” in the accompanying prospectus.

Senior security or subordinated security:	Senior
Specified currency:	U.S. dollars
Record date:
One business day prior to the related scheduled contingent payment date; provided that any contingent monthly coupon payable at maturity shall be payable to the person to whom the payment at maturity shall be payable.

Minimum ticketing size:	$1,000 / 1 security
Tax considerations:
Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities issued under this pricing supplement and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of ownership and disposition of the securities.  This discussion applies only to initial investors in the securities who:

•      purchase the securities at their “issue price,” which will equal the first price at which a substantial amount of the securities is sold to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and
•      will hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•      certain financial institutions;
•      insurance companies;
•      certain dealers and traders in securities, commodities or foreign currencies;
•      investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;
•      U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•      partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
•      regulated investment companies;
•      real estate investment trusts;
•      tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively; or
•      persons subject to the alternative minimum tax.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary.  Moreover, the effect of

February 2013	Page 16

Contingent Income Securities due February 28, 2018
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets Index Fund

any applicable state, local or foreign tax laws is not discussed, nor are any consequences resulting from the Medicare tax on investment income.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein.  Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein.  We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a contingent monthly coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting.  In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.  Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder.  As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•      a citizen or individual resident of the United States;
•      a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or
•      an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term “U.S. Holder” also includes certain former citizens and residents of the United States.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis.  A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Contingent Monthly Coupon.  Any contingent monthly coupon on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Settlement of the Securities.  Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized (other than with respect to cash attributable to the contingent monthly coupon, which should be treated as discussed above) on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled.  Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no

February 2013	Page 17

Contingent Income Securities due February 28, 2018
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets Index Fund

assurance can be given that the IRS will accept, or that a court will uphold, the tax treatment described above.  In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).  If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected.  Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities.  Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter.  Because a security provides for the return of principal except where either underlying has declined below the downside threshold level, the risk that a security would be recharacterized, for U.S. federal income tax purposes, as a debt instrument is higher than with other equity-linked securities that do not contain similar provisions.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities.  In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates.  While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder.  As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•      an individual who is classified as a nonresident alien;
•      a foreign corporation; or
•      a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•      a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;
•      certain former citizens or residents of the United States; or
•      a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an

February 2013	Page 18

Contingent Income Securities due February 28, 2018
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets Index Fund

investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any contingent monthly coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision.  We will not be required to pay any additional amounts with respect to amounts withheld.  In order to claim an exemption from or a reduction in the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for a reduction of, or an exemption from withholding under, an applicable tax treaty.  If you are a Non-U.S. Holder, you should consult your tax advisers regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the securities may be treated as U.S. situs property subject to U.S. federal estate tax.  Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any contingent monthly coupon and may be filed with the IRS in connection with the payment at maturity on the securities and the proceeds from a sale, exchange or other disposition.  A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Trustee:	The Bank of New York Mellon, a New York banking corporation (as successor Trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank))
Calculation agent:
The calculation agent for the securities will be MS & Co.  All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the payment at maturity, if any, shall be made by the calculation agent and shall be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per stated principal amount, if any, shall be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid, if any, on the aggregate principal amount of the securities shall be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the securities, including with respect to certain determinations and judgments that the calculation agent must make in determining the payment that you will receive, if any, on each contingent payment date and at maturity or whether a market disruption event has occurred.  See “Market disruption event” and “Discontinuance of the underlying index; alteration of method of calculation” below.  MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Business day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Index business day:
With respect to the RTY Index, a day, as determined by the calculation agent, on which trading is generally conducted on each of the relevant exchange(s) for such index, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.

February 2013	Page 19

Contingent Income Securities due February 28, 2018
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets Index Fund

Index closing value:
With respect to the RTY Index, on any index business day, the official closing value of such index, or any successor index as defined under “Discontinuance of the underlying index; alteration of method of calculation” below), published at the regular official weekday close of trading on such index business day by the underlying index publisher, as determined by the calculation agent.  In certain circumstances, the index closing value of the RTY Index will be based on the alternate calculation of the RTY Index described under “Discontinuance of the RTY Index; alteration of method of calculation” below.

Trading day:
With respect to the EEM Shares, a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, The NASDAQ Stock Market LLC (the “NASDAQ”), the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Closing price:
With respect to the EEM Shares, the closing price for one share of the EEM Shares (or one unit of any other security for which a closing price must be determined) on any trading day means:

(i)   if the EEM Shares (or any such other security) are listed on a national securities exchange (other than the NASDAQ), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the EEM Shares (or any such other security) are listed,

(ii)  if the EEM Shares (or any such other security) are securities of the NASDAQ, the official closing price published by the NASDAQ on such day, or

(iii)  if the EEM Shares (or any such other security) are not listed on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If the EEM Shares (or any such other security) are listed on any national securities exchange but the last reported sale price or the official closing price published by such exchange, or by the NASDAQ, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of the EEM Shares (or one unit of any such other security) on any trading day shall mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the NASDAQ or the OTC Bulletin Board on such day.  If a market disruption event (as defined below) occurs with respect to the EEM Shares (or any such other security) or the last reported sale price or the official closing price published by the NASDAQ, as applicable, for the EEM Shares (or any such other security) are not available pursuant to either of the two preceding sentences, then the closing price of the EEM Shares for any trading day shall be the mean, as determined by the calculation agent, of the bid prices for the EEM Shares (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.  Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.  If no bid prices are provided from any third party dealers, the closing price of the EEM Shares shall be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.  The term “OTC Bulletin Board Service” shall include any successor service thereto.

Market disruption event:
With respect to the RTY Index, market disruption event means:

(i)   the occurrence or existence of a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of the RTY index (or its successor index) on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s); or a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of the value of the RTY Index (or its successor index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange(s) are materially inaccurate; or the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange-traded funds related to the RTY Index (or its successor index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(ii)  a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security

February 2013	Page 20

Contingent Income Securities due February 28, 2018
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets Index Fund

included in the RTY Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the RTY Index shall be based on a comparison of (x) the portion of the value of the RTY Index attributable to that security relative to (y) the overall value of the RTY Index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event exists at any time: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange-traded fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on the RTY Index by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or funds or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to the RTY Index and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange-traded funds related to the RTY Index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

With respect to the EEM Shares, market disruption event means the occurrence or existence of any of the following events, as determined by the calculation agent in its sole discretion:

(i)   the occurrence or existence of a suspension, absence or material limitation of trading of the EEM Shares on the primary market for the EEM Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the EEM Shares as a result of which the reported trading prices for the EEM Shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the EEM Shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; or

(ii)  the occurrence or existence of a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the share underlying index of the EEM Shares on the relevant exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchanges, in each case as determined by the calculation agent in its sole discretion; or

(iii)  the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the share underlying index of the EEM Shares or the EEM Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(iv)  a determination by the calculation agent in its sole discretion that any event described in clauses (i), (ii) or (iii) above materially interfered with the issuer’s ability or the ability of any of the issuer’s affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the share underlying index of the EEM Shares is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the share underlying index shall be based on a comparison of (x) the portion of the level of the share underlying index attributable to that security relative to (y) the overall level of the share underlying index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred:  (1) a limitation on the hours or number of days of trading shall not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the EEM Shares or in the futures or options contract related to the share underlying index or the EEM Shares shall not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the share underlying index or the EEM Shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts shall constitute a suspension, absence or material limitation of trading in futures or options

February 2013	Page 21

Contingent Income Securities due February 28, 2018
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets Index Fund

contracts related to the share underlying index or the EEM Shares and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the share underlying index or the EEM Shares are traded shall not include any time when such securities market is itself closed for trading under ordinary circumstances.  Regarding any permanent discontinuance of trading in the EEM Shares, see “Discontinuance of the EEM Shares and/or share underlying index; alteration of method of calculation” below.

Relevant exchange:
With respect to the RTY Index or its successor index, or the share underlying index of the EEM Shares or its successor index, the primary exchange(s) or market(s) of trading for (i) any security then included in such index and (ii) any futures or options contracts related to such index or to any security then included in such index.

Postponement of determination dates:
The determination dates are subject to postponement due to non-index business days, non-trading days or certain market disruption events, as described in the following paragraph.

If any scheduled determination date, including the final determination date, is not an index business day or trading day, as applicable, or if there is a market disruption event on such day with respect to any underlying, the relevant determination date solely with respect to such affected underlying shall be the next succeeding index business day or trading day, as applicable, on which there is no market disruption event with respect to such affected underlying; provided that if a market disruption event with respect to that underlying has occurred on each of the five index business days or trading days, as applicable, immediately succeeding any of the scheduled determination dates, then (i) such fifth succeeding index business day or trading day, as applicable, shall be deemed to be the relevant determination date with respect to that underlying, notwithstanding the occurrence of a market disruption event with respect to that underlying on such day and (ii) with respect to any such fifth index business day or trading day, as applicable, on which a market disruption event with respect to that underlying occurs, the calculation agent shall (x) if the affected underlying is the RTY Index, determine the index closing value on such fifth index business day in accordance with the formula for and method of calculating the RTY Index last in effect prior to the commencement of the market disruption event, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such index business day of each security most recently constituting the RTY Index without any rebalancing or substitution of such securities following the commencement of the market disruption event, and (y) if the affected underlying is the EEM Shares, determine the closing price of the EEM Shares on such fifth trading day based on the mean, as determined by the calculation agent, of the bid prices for the EEM Shares for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.  Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.  If no bid prices are provided from any third-party dealers, the closing price shall be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Postponement of contingent payment dates and maturity date:
If any scheduled contingent payment date is not a business day, that contingent monthly coupon, if any, shall be made on the next succeeding business day; provided that the contingent monthly coupon, if any, with respect to the final determination date shall be made on the maturity date; provided further that if, due to a market disruption event or otherwise, any determination date with respect to either underlying is postponed so that it falls less than two business days prior to the scheduled contingent payment date or maturity date, as applicable, the contingent payment date or maturity date, as applicable, shall be postponed to the second business day following the determination date as postponed, by which date the closing level of each underlying has been determined.  In any of these cases, no adjustment shall be made to any contingent monthly coupon paid on that postponed date.

Discontinuance of the RTY Index; alteration of method of calculation:
If the underlying index publisher of the RTY Index discontinues publication of the RTY Index and the underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued index (such index being referred to herein as the “successor index”), then any subsequent index closing value of the RTY Index will be determined by reference to the published value of such successor index at the regular weekday close of trading on any index business day that the index closing value is to be determined.

Upon any selection by the calculation agent of the successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection.  We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If the underlying index publisher discontinues publication of the RTY Index or the successor index prior to, and such discontinuance is continuing on, any determination date or the date of acceleration and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the

February 2013	Page 22

Contingent Income Securities due February 28, 2018
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets Index Fund

calculation agent will determine the index closing value for such date.  The index closing value of the RTY Index or the successor index will be computed by the calculation agent in accordance with the formula for and method of calculating such index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently constituting such index without any rebalancing or substitution of such securities following such discontinuance.  Notwithstanding these alternative arrangements, discontinuance of the publication of the RTY Index may adversely affect the value of the securities.

If at any time, the method of calculating the RTY Index or the successor index, or the value thereof, is changed in a material respect, or if the RTY Index or the successor index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the value of such index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the index closing value of the RTY Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value of a stock index comparable to the RTY Index or the successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the index closing value with reference to the RTY Index or the successor index, as adjusted.  Accordingly, if the method of calculating the RTY Index or the successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the RTY Index), then the calculation agent will adjust such index in order to arrive at a value of the RTY Index or the successor index as if it had not been modified (e.g., as if such split had not occurred).

Discontinuance of the EEM Shares and/or share underlying index; alteration of method of calculation:
If trading in the EEM Shares on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or the iShares® MSCI Emerging Markets Index Fund is liquidated or otherwise terminated (a “Discontinuance or Liquidation Event”), the closing price of the EEM Shares on any trading day following the Discontinuance or Liquidation Event shall be determined by the calculation agent and shall be deemed to equal the product of (i) the closing value of the share underlying index of the EEM Shares (or any share successor index, as described below) on such date (taking into account any material changes in the method of calculating the share underlying index following such Discontinuance or Liquidation Event) and (ii) a fraction, the numerator of which is the closing price of the EEM Shares and the denominator of which is the closing value of the share underlying index (or any share successor index, as described below), each determined as of the last day prior to the occurrence of the Discontinuance or Liquidation Event on which a closing price of the EEM Shares was available.

If, subsequent to a Discontinuance or Liquidation Event, the share underlying index publisher discontinues publication of the share underlying index and the share underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued share underlying index (such index being referred to herein as a “share successor index”), then any subsequent closing price of the EEM Shares on any trading day following a Discontinuance or Liquidation Event shall be determined by reference to the published value of such share successor index at the regular weekday close of trading on such trading day.

If, subsequent to a Discontinuance or Liquidation Event, the share underlying index publisher discontinues publication of the share underlying index prior to, and such discontinuance is continuing on, any determination date or the date of acceleration, and the calculation agent determines, in its sole discretion, that no share successor index is available at such time, then the calculation agent shall determine the closing price of the EEM Shares for such date.  The closing price of the EEM Shares shall be computed by the calculation agent in accordance with the formula for calculating the share underlying index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently composing the share underlying index without any rebalancing or substitution of such securities following such discontinuance.

Antidilution adjustments for the EEM Shares:
If the EEM Shares are subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor for the EEM Shares shall be adjusted by the calculation agent to equal the product of the prior adjustment factor and the number of shares issued in such stock split or reverse stock split with respect to one share of the EEM Shares.

No adjustment to the adjustment factor pursuant to the paragraph above shall be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect.  Any number so adjusted shall be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

February 2013	Page 23

Contingent Income Securities due February 28, 2018
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets Index Fund

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factor or method of calculating the adjustment factor and of any related determinations, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

Alternate exchange calculation in case of an event of default:
If an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities.  That cost will equal:

•      the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•      the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking.  If either party obtains a quotation, it must notify the other party in writing of the quotation.  The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period.  With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

•      no quotation of the kind referred to above is obtained, or

•      every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above.  If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final determination date, then the Acceleration Amount will equal the principal amount of the securities.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•      A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable

February 2013	Page 24

Contingent Income Securities due February 28, 2018
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets Index Fund

rating then used by that rating agency, or • P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.
Use of proceeds and hedging:
The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, in connection with hedging our obligations under the securities through one or more of our subsidiaries.  The original issue price of the securities includes the agent’s commissions (as shown on the cover page of this pricing supplement) paid with respect to the securities and the cost of hedging our obligations under the securities.  The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.  See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the pricing date, we, through our subsidiaries or others, hedged our anticipated exposure in connection with the securities by taking positions in the EEM Shares, in the stocks constituting the RTY Index and in futures and/or options contracts on the EEM Shares, the RTY Index, the MSCI Emerging Markets IndexSM or their component stocks listed on major securities markets.  Such purchase activity could have increased the initial level of an underlying and, as a result, could have increased the downside threshold level for such underlying, which is the level at or above which such underlying must close on each determination date in order for you to earn a contingent monthly coupon and avoid being exposed to the negative performance of the worst performing underlying at maturity (in each case, depending also on the performance of the other underlying).  Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the level of such underlying on the determination dates and accordingly, the payment to you at maturity and whether we pay a contingent monthly coupon on the securities (in each case, depending also on the performance of the other underlying).

Benefit plan investor considerations:
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase,

February 2013	Page 25

Contingent Income Securities due February 28, 2018
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets Index Fund

holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments.  The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities.  The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)  we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)  neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets Inc., Morgan Stanley or Morgan Stanley Smith Barney LLC (“MSSB”) or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:
Client accounts over which Citigroup Inc., Morgan Stanley, MSSB or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:
MS & Co. will act as the agent for this offering.  The agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the aggregate principal amount of securities set forth on the cover of this pricing supplement.  The agent proposes initially to offer the securities directly to the public at the public offering price set forth on the cover page of this pricing supplement.  Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent, a fixed sales commission of $30 for each security they sell.

February 2013	Page 26

Contingent Income Securities due February 28, 2018
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets Index Fund

MS & Co. is our wholly-owned subsidiary. MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the securities.  Specifically, the agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities, for its own account.  The agent must close out any naked short position by purchasing the securities in the open market.  A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, the agent may bid for, and purchase, the securities or the securities underlying the underlying index in the open market to stabilize the price of the securities.  Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities.  The agent is not required to engage in these activities, and may end any of these activities at any time.  An affiliate of the agent has entered into a hedging transaction with us in connection with this offering of securities.  See “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and “Use of Proceeds and Hedging” above.

Validity of the securities:
In the opinion of Davis Polk & Wardwell LLP, as special counsel to Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by Morgan Stanley, authenticated by the trustee pursuant to the Senior Debt Indenture and delivered against payment as contemplated herein, such securities will be valid and binding obligations of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.  This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.  In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 21, 2011, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 21, 2011.

Selling Restrictions:
General

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement, index supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  No offers, sales or deliveries of the securities, or distribution of this pricing supplement or the accompanying prospectus supplement, index supplement or prospectus or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the agent or any dealer.

The agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this pricing supplement and the accompanying prospectus supplement, index supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities.  We shall not have responsibility for the agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Brazil

The securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The securities may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may

February 2013	Page 27

Contingent Income Securities due February 28, 2018
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets Index Fund

not be offered or sold publicly in Chile.  No offer, sales or deliveries of the securities or distribution of this pricing supplement or the accompanying prospectus supplement, index supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Hong Kong

WARNING: The contents of this pricing supplement, the accompanying prospectus supplement, index supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong.  You are advised to exercise caution in relation to the offer.  If you are in any doubt about any of the contents of this pricing supplement, the accompanying prospectus supplement, the accompanying index supplement or the accompanying prospectus, you should obtain independent professional advice.

None of this pricing supplement, the accompanying prospectus supplement, the accompanying index supplement, the accompanying prospectus and their contents have been reviewed by any regulatory authority in Hong Kong.  Accordingly, no person may issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the securities, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the applicable securities law of Hong Kong) other than with respect to the securities which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Chapter 571 of Hong Kong) and any rules made under that Ordinance.

Mexico

The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This pricing supplement, the accompanying prospectus supplement, the accompanying index supplement and the accompanying prospectus may not be publicly distributed in Mexico.

Singapore

None of this pricing supplement, the accompanying prospectus supplement, the accompanying index supplement and the accompanying prospectus have been registered as a prospectus with the Monetary Authority of Singapore.  Accordingly, none of this pricing supplement, the accompanying prospectus supplement, the accompanying index supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.  Where securities are subscribed or purchased under Section 275 by a relevant person which is:

(i)   a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(ii)  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 except:

(1)  to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(2)  where no consideration is or will be given for the transfer; or

(3)  where the transfer is by operation of law.

February 2013	Page 28

Contingent Income Securities due February 28, 2018
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the iShares® MSCI Emerging Markets Index Fund

Where you can find more information:
Morgan Stanley has filed a registration statement (including a prospectus, as supplemented by the prospectus supplement and index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement, the prospectus supplement, the index supplement and any other documents relating to this offering that Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and this offering.  You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov.  Alternatively, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the prospectus supplement and the index supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Prospectus Supplement dated November 21, 2011
Index Supplement dated November 21, 2011
Prospectus dated November 21, 2011

Terms used in this pricing supplement are defined in the prospectus supplement, in the index supplement or in the prospectus.  As used in this pricing supplement, the “Company,” “we,” “us” and “our” refer to Morgan Stanley.

February 2013	Page 29